UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 19, 2015

KENNEDY-WILSON HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33824	26-0508760
(Commission File Number)	(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 700 Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

(310) 887-6400
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.
On May 21, 2010 and June 8, 2010, Kennedy-Wilson Holdings, Inc. (the “Company”) issued an aggregate of 100,000 shares of its series A preferred stock, $0.0001 par value per share (the “Series A Preferred Stock”), for an aggregate of $100 million. The shares of Series A Preferred Stock were offered and sold in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D thereunder, in transactions not involving a public offering. Pursuant to the terms of the certificate of designations for the $100 million Series A Preferred Stock, on May 19, 2015, all 100,000 outstanding shares of the Series A Preferred Stock was mandatorily converted into an aggregate of 8,554,948 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), based on a conversion price of approximately $11.69 per share of Common Stock. The mandatory conversion was effected pursuant to Section 3(a)(9) of the Securities Act as an exchange with existing security holders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2015	Kennedy-Wilson Holdings, Inc. By: /S/ JUSTIN ENBODY Justin Enbody Chief Financial Officer